UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 16, 2004

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

1. Increase in Authorized Shares.

On December 16, 2004, the Board of Trustees of Vornado Realty Trust (the “Company”) approved and the Company filed Articles of Amendment to the Company’s Amended and Restated Declaration of Trust that increased the number of authorized shares of beneficial interest from 540,000,000 to 620,000,000, in order to increase the number of authorized preferred shares of beneficial interest, no par value per share, from 70,000,000 to 110,000,000; leave unchanged the number of authorized common shares of beneficial interest, par value $0.04 per share, at 200,000,000, and increase the number of excess shares of beneficial interest, par value $0.04 per share from 270,000,000 to 310,000,000. A copy of the above-referenced Articles of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

2. Issuance of Series D-12 6.55% Preferred Units by Vornado Realty L.P.

On December 17, 2004, Vornado Realty L.P., a Delaware limited partnership through which the Company conducts its business (the “Operating Partnership”), sold $20 million of Series D-12 6.55% Preferred Units of limited partnership interest (the “Series D-12 Preferred Units”) to an institutional investor in a private placement at a price of $25.00 per Series D-12 Preferred Unit.

In connection with that sale, the Company filed with the Maryland State Department of Assessments and Taxation Articles Supplementary classifying 800,000 of the Company’s authorized preferred shares of beneficial interest as Series D-12 6.55% Cumulative Redeemable Preferred Shares (liquidation preference $25.00 per share). A copy of the above-referenced Articles Supplementary is attached hereto as Exhibit 3.2 and incorporated herein by reference.

3. Public Offering of 6.625% Series G Cumulative Redeemable Preferred Shares by Vornado Realty Trust

On December 16, 2004, the Company priced $200,000,000 of 6.625% Series G Cumulative Redeemable Preferred Shares at $25.00 per share, in an underwritten public offering pursuant to an effective registration statement.

In connection with that pricing, the Company caused Articles Supplementary classifying 9,200,000 of the Company’s authorized preferred shares of beneficial interest as Series G 6.625% Cumulative Redeemable Preferred Shares (liquidation preference $25.00 per share) to be executed under seal in its name and directed that the Articles Supplementary be filed with the Maryland State Department of Assessments and Taxation. A copy of the above-referenced Articles Supplementary is attached hereto as Exhibit 3.3 and incorporated herein by reference. Also, in connection with that pricing, the Company as the General Partner of the Operating Partnership amended the agreement of limited partnership of the Operating Partnership to designate and authorize the issuance to the Company of up to 230,000,000 Series G 6.625% Preferred Units of limited partnership interest at a price per Series G Preferred Unit of $25.00.

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Item 8.01 Other Events.

Public Offering of 6.625% Series G Cumulative Redeemable Preferred Shares By Vornado Realty Trust

On December 16, 2004, the Company priced $200,000,000 of 6.625% Series G Cumulative Redeemable Preferred Shares at $25.00 per share, in an underwritten public offering pursuant to an effective registration statement. The Company and the Operating Partnership entered into an underwriting agreement with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters. A copy of that underwriting agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference. The underwriters expect that the Series G Cumulative Redeemable Preferred Shares will be ready for delivery in book-entry form through The Depository Trust Company on or about December 22, 2004. The press release issued in connection with this underwritten transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement, dated December 16, 2004, among Vornado Realty Trust, Vornado Realty L.P. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters.

3.1	Articles of Amendment of Declaration of Trust.

3.2	Articles Supplementary to Declaration of Trust with respect to the Series D-12 6.55% Preferred Shares.

3.3	Articles Supplementary to Declaration of Trust with respect to the 6.625% Series G Cumulative Redeemable Preferred Shares.

99.1	Press Release, dated December 16, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President - Finance and Administration and Chief Financial Officer

Date: December 21, 2004

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EXHIBIT INDEX

1.1	Underwriting Agreement, dated December 16, 2004, among Vornado Realty Trust, Vornado Realty L.P. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the several underwriters.

3.1	Articles of Amendment of Declaration of Trust.

3.2	Articles Supplementary to Declaration of Trust with respect to the Series D-12 6.55% Preferred Shares.

3.3	Articles Supplementary to Declaration of Trust with respect to the 6.625% Series G Cumulative Redeemable Preferred Shares.

99.1	Press Release, dated December 16, 2004.

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